Filed Under Rule 433
Registration No. 333-160487
Persansl Busin=££=£ A GE Interest Plus CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Rates may be reset weekly. gfjjW’UWIM Earn More a ( 800 433 4430 ™M J Jj” Maximizing the return on yoursavings and inves.tn>ents is more important than ever. That’s why you should Repreentath/esare available . _, _ MOiXtory EC trtfoy Ratnrninn consider an investment in GE Interest Plus Corporate 8:Mum_ to 7:00 p.m. ET Notes (Notes}. The Notes are a direct investment in ADD! I COtltS General Electric Capital Corporation and are designed to pay higher rates than the average taxable money Quick Links To complete your online market muiua\ fund RuSi tnree jntereEt rates tiers are application or to verify trial offered so the more you invest, the more you can ri jl. pliplr hprp • T ~ V.T V deposits, clicK here. eam Learn More. Apply Online Unlimited Access Easy to Manage a MaiMn Application Unlike certificates of deposit or bank money market Request a Kit by Mail accounts, you can redeem your investment when you need to without penalty. ~ SEC. Filings • Link your GE Interest Plus investment to your bank checking account and easily add to your investment or redeem it electronically at no charge (525 minimum and 5E O.OQO daily limit on electronic redemptions}. • Write an unlimited number of checks in amounts of 5250 or mo re. • Wire money to your linked checking account (52,500 minimum and a 515 fee for each wire). Managing your money is easy through our website or over the phone. Service Representatives are available tc assist you on business days from S:3 0 a.m. to 7:00 p.m. Eastern Time. Plus, there are no loads, sales fees or management fees all of your money goes to work for you. Home Site Map GE.cpm GECapital.cpm Privacy Pp licv GE Interest Plus is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit. GE Interest Plus is not an FDIC insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. ~he issuer has fifed a registration statement (including a prospectus} [Registration Statement No. 332 16Q4S7] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information atoutthe issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.qov or by clickino here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 SQQ 433 44SQ. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. The portion of your in vestment that is grs ats rthan 5 5 Million will earn a rate of 2B% and a yield of 25%

PtrsLjn a I B usi nesses HI GE Interest Plus H Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW GE Interest Plus Corporate Notes ir tnnen Rate vieid’ what are corporate notes m [1] A Amount i °/q i i °/o ‘ f H L Lea than Slpk L 25 1 26 Some large corporations allow individuals to invest directly in their company’s senior, unsecured debt through corporate H r” 5l5t 54919M 1.35 1.36 note programs. i fl Rates may be reset weekly. k H By issuing corporate notes, companies can borrow capital directly from 800 433 4480 investors at a fairly low cost, white providing investors with benefits Quick Links such as: Representativesaneovaikibfa View Prospectus • Higher rates of interest than other cash alternatives like FDIC insured ficiOom.. to 7:00 p.m. ET j Apply Online savings accounts, short term CDs. and money market mutual funds • Investments that are fully redeemable at any time ~ Mail in Application • Convenient banking type features like check writing, free electronic Reaus st a Kit by Mail transfers between linked checking accounts, and the ability to wire funds • SEC Filings Corporate notes are a direct, unsecured investment in the debt of a corporation, and so are not FDIC insured. Unlike short term bond funds or money market mutual funds, they are not diversified pools of investments. Because they are a form of unsecured credit, you would be treated as an unsecured creditor in the event of a default. That’s why it is critical for you to evaluate the financial strength of the company you choose to invest in. Learn more about GE Capital. Discover the benefits that makeGE Interest Plus corporate notes the intelligent choice for short term investment. Hcme What are Corporate Notes Site Map GE.com SEC a pita I. com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC insured deposit. GE Interest Plus is not guaranteed under the FDIC s “emporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. he issuer has filed a registration statement (including a prospectus} [Registration Statement No. 3 33 160 4S 7] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 SQQ 433 44BQ. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. The portion of your investment that is greater than S E Million will earn a rate of 2B% and a yield of 2E. %

Personal Busin =s =s A GE Interest Plus CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW current Rotes why Invest In GE Capitol T Strength and Stability less than siEk 125 126 GE Capital offers a wide array of products and services to businesses and consumers worldwide. 515k 549,999 1.35 1.36 £W 1.45 1.46 Rates may be reset weekly. SJB33nH!IIBI B “—[3] About GE Capital Corporation Quick Links % General Electric Capital Corporation is a global, diversified financial View Prospectus Representatives ore available services company. ‘With assets of approximately 5600 billion. GE Capital Mofidoy SO Friday serves consumers and businesses in 47 countries around the world. Apply online B:JOam_ to 7:00 p.m. ET Businesses include GE Commercial Aviation Financial Services (GECAS), t,iaj| in Application Commercial Leasing and Lending (CLL), Energy Financial Services, Real Estate and Consumer (formerly GE Money). Request a Kit by Mail SEC Filings Home | Why Invest In GE Capital Site Man BE.com SECa.aital.cam Privacy Palicv GE Interest Plus is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit. GE Interest Plus is not an FDIC insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Pro gram. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. ~he issuer has filed a registration statement (including a prospectus/ [Registration Statement No. 333 1604&7] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information atouttne issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering \vill arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 BOO 433 44SO. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. The portion of your in vestment that is greater than S E Million will earn a rate of 25% and a yield of 25%

Fc ral Busin=££=£ HI GE Interest Plus Sf Hame I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW cuiient notes The Benefits ofGE Interest Plus i ST™ “ w V(ET Easy to Manage, Online Less than 51E 1.25 1.26 Of UrtlinG siF4( 549999 i TR i ifi Interest Plus Corporate Notes are surprisingly simple to manage. While the notes are not an FDIC insured deposit 5[p]Dk SpUU[i] 1 45 1 46 neV are as easy to use as an online bank account. Easyto Addtoor Redeem Someor All of Your Investment f ftftn A77 iZiftA • To redeem some or all of your investment, you can initiate a transfer to D Representatives are available your linked checking account without charge , write an unlimited f oi oy to fridby number of checks for SZBO or more or wire funds. You can also write I (k30am..to7:00p.m. ET us and have us send a check to your address of record. • td add to your investment, you can simply transfer money from your linked checking account to your GE Interest Plus investment , again at Quick Links no charge. You can initiate transactions online or use our Automated Telephone System. View Prospectus • Money is moved between your linked accounts in 2to 3 business.days. •+ a Iv 0 I Go Online or Call Us to Manage Your Investment •+ Mail in Application You’ll have access to your account online or through our Automated “ Request a Kit by Mail Telephone Line24 nours a day, 7 days a week: _ SEC pj|jn(]S Online, investors can • View balances and statements • View check images and activity • Transfer funds to and from a linked checking account online. Over the phone, investors enjoy all of our online services other than viewing monthly statements. Earn on Every Penny you Invest Even better, there are no sales charges, management or maintenance fees. ~hat means you get a return on all the money you invest in our corporate notes! Home| Benefits Site Map GE.co m GECagital.com Prfracy Pclicv GE Interest Plus is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDId insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its dsbts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus} [Registration Statement No. 332 1604S7] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the S EC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 BQQ 433 44BO. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted month tv. and that there are no additional investments or redemptions. The portion of your in vestment that is greater than S E Million will earn a rate of 2E % and a yield of 2E %

Peisonal Businesses HI GE Interest Plus H HprnelFAQIContactUE CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Interest Rates Current Rates f • investment Rate Yieid> Higher Yields than Competinq Amount («,) [%) ™nS1Eh 1.25 1.26 Short Term Alternatives •ifi uqtwi i tc i GE Interest Plus notes are a convenient way to invest directly IB with General Electric Capital Corporation. The notes pay a SE Dk 5E IMIM[2] 1.45 1.46 floating rate of interest, which will always be above the average rate of taxable money market funds in the United States as published weekly in Money Fund Report ™ a L H Rates may be reset weekly. service of iMonevNet |nc. • ( 800 433 4480 Because our interest nates may change, please visit us again for the Representatives are available latest information on our rates. Remember, the more you invent, the more MQntfOy to Fn Oy you can earn. ScMom.. to 7:00 p.m. ET Quick Links + td view our rate history cBokhere. + View Prospectus Apply Online Mail in Annlication Request a Kit by Mail SEC Filings Hcme Interest Rates Site Map GE.cpm GECapital.com Privacy Pclicy GE Interest Plus is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus Hctes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit. GE Interest Plus is not an FDIC insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333 16Q4S7] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 &QQ 4j 44&Q. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued dairy and posted monthly, and that there are no additional investments or redemptions. The portion of your in vestment that is greater than S E Million will earn a rate of 2E % and a yield of 25%

Pefsc nal B usi n ea&e s HI GE Interest Plus CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW Invest in GE Interest Plus Corporate Notes iK A rrr[1] T£j’ 3 Ways to In vest Lessthan 515 1.25 1.26 Here’s how to get started investing in GE Interest Plus, a '' “NdJ CDn enient way to earn more interest on your available R ll S“11. S40,0pP 1.35 L.36 r _a ah t k. •(! S50lc S5MMs 1.45 L.46 > Rates may be reset weekly. J’T ‘ 111 To invest in GE Interest Plus, you must receive a copy of the prospectus, which contains mare complete information on fees, charges, and other f 800~A33~A4SO expenses and shculd be read carefully before investing. The prospectus Information is available online by clicking here or via mail. Addtionally. please review Representatrvesareovailabfe You must be ISyears or our Privacy Policy. SStom.. to7!wp.m. ET older and a U.S. resident to invest. Select the method to establish your investment: Quick Links OntyindivriualGrjoint Option 1 Establish Your Investment Online tenant investments may be established online. Trust Select this option to open your investment online at our secure site. If you Iew—rospe us and Custodial investments are establishing a Trust or Custodial investmenttype, select Option 2 or3 Apply Online must be established via mail ••Hvmwwvvvm “ Mail in Application aBQaEEDEa Request a Kit by Mail Option 2 Download an Application Now SEC Filings Returning GE Interest Pl 5 KKlicaticn Applicants TDComp teteyour online Mail application and checkto: application or to verify trial deposits, click here. GE Interest Plus P.O. bok 6294 Indianapolis, IN 452Q9 Option 3 Request a Kit by Hail Click hereto have us mail you an information kit. which contains everything you need to invest. For questions, visit our Frequently Asked Queaticns page or call a Customer Service Representative at 1 &00 433 44SQ , Monday through Friday from &:3Q a.m. to 7:00 p.m. Eastern Time. Learn more about GE Interest Plus corporate notes. Home I Invest Now GE Interest Plus is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit. GE Interest Plus is not an FDIC insured deposit. GE Interest Plus is not guaranteed under the FDIC’sTemporary Liquidity Guarantee Pro gram. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus} [Registration Statement No. 332 16Q4&7] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. AlternativeIv. the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 &00 4 3 4430. [1] Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. • The portion of your in vestment that is greater than EE Million will earn a rate of 2% and a yield of 25%.

Personal Businesses HI GE Interest Plus H Hame I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BEhEFITS INTEREST RATES INVEST NOW current Rotes Open a GE Interest Plus Investment Now T \k Investment Rats Yield[1] ’ • , 51E4< S49.&99 L.35 1.36 Simply clickihe “invest online” button below to begin. SEOk SEM WJ 1.45 1.46 Rates may be reset weekly Establish Your Investment Online Quick Links Important , f Click the link below to be directed to our secure site where you will _ wiouu Dr minor m Intfirrtinrinn establish your individual or joint tentant investment online. Trust or You mustbelSyearsor Custodial [UGMA or UTMA) investments may not be opened online. You Apply Online older and a U.S. residentto may establish these investments by do’vnloadin an appli dw or invest. requesting kit by mail. Mail in Application Request a Kit by Mail Only individual or joint Steps to Apply: tenant investments may be SEC Filings established online. Trust 1. Tell us about yourself and Custodial investments 2 C(Jnsentto electronic delivery of prospectus and pricing supplement must be established via 3 Accept disclosures and terms of investment ma’’ 4. Choose how you want to fund your investment Rptliminfl 5. Print, sign and mail in the signature card presented to you at the end of the process Applicants f 888 433 3573 To complete your online tepratntatiwsarc amiable If you are readyto proceed, click “invest online” below. You will Zlf rirtL “ Monday to Friday then be directed to our secure site. Please note you will need a Stun tu I ~a p.m. LI Adobe Acrobat or Adobe Reader to complete the process. You may download the Adobe Reader by clicking here. Fprquestions. call a Customer Service Representative at SSS 433 3573, Monday through Friday from S:30 a.m. to 7:00 p.m. Eastern ~ime. Home | Online Invest Site Map GE.com GECapital.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of in vestment in shortterm debt securities of many companies. Unlike bankaccounts and certificates of deposit. GE Interest Plus is not an FDIC insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Lquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus} [Registration Statement No. 333 1604B7] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.oov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 SOO 433 44EO. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. The portion of your in vestment that is greater than S E Million will earn a rate of 2E% and a yield of 2E %

Personal Businesses HI GE Interest Plus S# Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW current Rotes Frequently Asked Questions A ! Investment Rate Yield[1] I ,,,,,,, /lnro Amount (%) (da) l_e drl 1 IVIOre H Less than 51E4< 1.25 1.26 GE Interest Plus corporate notes are a convenient, easy to / x use investment. If you nave anyquestions about investing in ‘ j pt “ theGE Interest Plus, please consulttnese Frequently Asked E«l s&Dk SBMM[2] 1.45 1.46 Questions. If you still need help, call ourtoll free number for BB • < mere infcrrnaticn. f Rates may be reset weekly. h M Fyfi swnsHffUPi B ( 800 433 4480 GENERAL IN FORM ATI ON is SE interests Rgg 5 hdw does L r lntereat Plug set its nates ftMarri.. to 7:00 p.m. ET • How is yield calculated * How is. interest accrued and paid * What is the minimum initial investment s Why do you pay a lower rate fcr investments that are greater Quick Links than S5 million Will the interest I earn be taxable View Prospectus V’/hat if I havequesticns abcut my investment _ online j Can I iapply fur an account if I dc nci have a Driver’s License Mail in ApalicatiLin INVESTING AND REDEEMING Request a Kit t>v Mail j He/ c as x c1‘“ease"' Jrc” “r “ > eai en j Can I redeem my investment at anytime * Are there any penalties fg r redeeming funds * What type of bank account can I linktg my GE Interest Plus investment • When are invested funds available for redemption INVESTMENT QUALITY How safe is rny investment[1] j ib GE Interest Pk,s I ! s ej” s Is GE Interest PlL. := r :: “certhe FDIC’sTemggrarv Lkiuiditv Guarantee Prgqram FEES * Do I pay any sales or management fees * Are there maintenance fees REPORTING. INVESTOR COMMUNICATIONS AND CHECK DELIVERY • When will I know that my in estment has been established j He. : e tit r T ente” s vVhe” , e:e £• •• ‘»: :. Statement” TYPES OF IN VESTMENT AC COUNTS • V’/hat a re the types gf investment acccunts that you open What is required to gpen a Trust investment j What is a Unifcrm Gifttc Tincra cccunt Can I establish an investment account with an address outside the United States 5 Does GE Interest Plus cffer IRAs s> Can I establish an investment with a Power gf Attorney

HOW TO CONTACT US • What is.the address for mailing investments or letters. ‘f What ib the overnight mail address ‘f Where do I wire money MANAGING YOUR INVESTMENT ONLINE OR OVERTHE DHGNE ‘f How can I manage rrrv investment via the Internet How secure is my information online • How do I download a browser with 12S bit encryption • How to I login to the Automated Voice Response Unit What Breviers dees the GE Interest Plus website support What if I am having trouble lcc.Ginc. in to Online Access GENERAL INFORMATION What is GE Interest Plus GE Interest Plus is an investment designed to provide individual investors, with a convenient way to invest directly in General Electric Capital Corporation [GECC). It is. an unsecured and unsubordinated debt obligation of GECC and is not a bank account or a money market fund. It is not a bank deposit and is not FDIC insured. It is offered in the U.S. by prospectus only. Complete information concerning GE Interest Plus is contained in the prospectus. Back to top How does GE Interest Plus set its rates Rates are reviewed weekly by the GE Interest Plus Committee and may be reset as often. Rates will always be greater than the most recent seven day average yield (non compounded) for taxable money market funds in the United States as published in Money Fund Report (TMi a service of iUoneyNet. Inc. (Formerly EC’s Money Fund Report). Back to top How is yield calculated Yield reflects the annual rats of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Back to top How Is Interest Accrued and Paid Interest on the Notes will accrue daily. Accrued interest will be credited and automatically reinvested in additional Notes monthly and will begin to accrue interest on the first day following the date of such reinvestment. Back to top What is the minimum initial investment The minimum initial investment is £500. Back to top Why doyou pay a lower rate for investments that are greater than S&million The rate paid to investments greater than EE million is designed to encourage investors to maintain investments below 55 Million and only applies to that portion of your in vestment that is greater than BE million. Back to top Will the interest I earn be taxable Yes. Interest earned on your GE Interest Plus investment will constitute income to you and is taxable in the year in which it is earned. Interest income is subject to federal and applicable state and localtaxes. If you received an initial investment incentive, that incentive would be treated as interest income and reported on the 10&& Int. statement you will receive in January of each year. Back to top

What if I have questions about my investment For up to date information about your investment or current GE Interest Plus rates, you may view your investment online or call our automated touch tone service at 1 &QQ 432 44SO, 24 hours a day. 7 days a week. Customer Service Representatives are also available at this number. Monday through Friday, from &:3Q a.m. to 7:00 p.m. Eastern Time. Backtc tec Can I apply for an investment it I do not have a Driver’s License Yes. If you do not have a Driver’s License, we will need some other form of state issued identification to verify your identity. You should provide a copy of your identification along with your application. Back to top INVESTING AND REDEEMING What types of checks will you accept for investment Your investment check must be drawn on a U.S. bank or a U.S. branch of a foreign bank. Funds must be in U.S. dollars. Money orders, traveler’s checks, starter checks, cashier’s checks, credit card checks and third party checks are not acceptable. Your check must be made payable to “GE Interest Plus” or the registered investors of the GE Interest Plus Investment. Back to top Is an investment in GE Interest Plus Notes liquid Yes. GE Interest Plus is liquid, meaning you can redeem your investment at anytime. There are several options for redeeming funds. You can write a check (525Q or more}, transfer funds to your linked checking account (our Quick Redemption Service}, wire funds, or have us send you a check to your registered address. Eiackto top How do I add to or redeem from my investment The easiest way to invest more or redeem is by signing up for our Quick Transactions Service. The service lets you electronically transfer money to and from your linked bank checking account. Other ways to invest include mailing in a check, wiring in funds, payroll deductions, authorizing Social Security to deposit your monthly payments, and authorizing automatic monthly transfers from your bank (Auto Invest/. See question below for redemption options. Back to top Can I redeem my investment at anytime Yes, you can do so at no charge by simply writing a check (£250 minimum}, transferring money to your linked bank checking account through our Quick Redemption Service [525 minimum and 5E Q.QQQ daily maximum} or choosing the wire transfer option (52.E QQ minimum and a 51 E wire fee} when you make your initial investment. Backtc tec Are there any penalties for redeeming funds No. You have unlimited access to your investment if the funds are available for redemption. If you write a check under the 52E Q requirernent. however, you will be assessed a £10 fee. Backtc tec What type of bank account can I link to my GE Interest Plus investment It must be a U.S. based bank checking account with a valid routing number. To linkyour bank checking account we require a copy of a voided check to validate the account and its registration. Please note that the registration of the bank checking account must be printed on the check. Backtc top When are invested funds available for redemption White funds invested will begin to accrue interest on the day they are posted to your investment, they are available for redemption based on how the funds were invested: • Funds invested via a check are available for redemption T business days after the date of credit. • Funds invested via Quick Invest [Automated Clearing House transfer} are available 3 business days after the date of credit. • Funds invested via wire are available for redemption en the next business day.

Backtc tec INVESTMENT QUALITY How safe is my investment There is risk with any investment you make. However, with GE Interest Plus, you benefit from the credit worthiness of General Electric Capital Corporation(GECC). Backtc tec Is GE Interest Plus FDIC Insured GE Interest Plus is not an FDIC insured bank deposit. It is an investment in the senior unsecured debt of GE Capital Corporation. Backtc tec Is GE Interest Plus covered under the FDIC’s Temporary Liquidity Guarantee Program No. based on the final rules established by the FDIC on 11/21/QS. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. Backtc tec FEES Do I payany sales or management fees Ho. There are no management fees, sales loads or maintenance fees. So. there’s nothing to reduce your rate of return. Backtc tec Are there Maintenance Fees There are no regular maintenance fees or fees for check reorders. Fees are assessed only for checks returned for insufficient funds, wire redemptions, stop payment requests, checks written for less than the 52E Q minimum, and other unusual services. Backtc tec REPORTING, INVESTOR C DM M L NICATI ON S AW D C H EC K DELIVERY Wh e n wi 11 I k n ow that my i nve stm enthas been e sta bl i s h e d You will be notified that your investment has been opened through a confirmation statement mailed the next day. Please note that there may be instances where we require additional information to validate your identity before we open your investment account. If that is the case, there may be a delay in the establishment of your investment. Backtc tec How often will I receive statements You will be mailed a statement monthly. You also have the option to receive your statement electronically. If you do. 12 months of statements are maintained online. Backtc tec When will I receive my 1Q99 Int. Statement We will mail you your 10&& Int. statement in January of each year following the reporting year. Backtc tec TYPES OF IN VESTMENT AC COUNTS What are th e type s of i nve stm e nt ace ou nts that you ope n We open individual investments, joint investments, custodial in vestments (U n if o rm G ifts to M in o r’s Acco u nts} a nd Trust investments. Backtc tec What is required to open a Trust Investment To verify your trust, you must also provide us with the first two and last two pages of the trust agreement. Make sure the name of the trustee (and co trustee if applicable} appears on these pages. Backtc tec What is a Uniform Gift to Minor’s Account Th e U n if o rm G ift to M in o rs Act (U G MA} o r th e U n if o rm Tra n s f ers to Minors Act (UTMA} is a type of custodial account for children. Most states have adopted one form of these uniform acts as a means of transferring ownership of property to children. The Acts allow a person to fund an investment for a child, but limit that child’s access to the investment until the child reaches the age of majority. The age of majority is set by state law and typically ranges from 1Sto 21. The child is the investment owner, but the parent (or other adult} is named as custodian. The custodian controls the investment until the child is no longer a minor. At that point, the custodial relationship ends and the child controls the investment.

Can I establish an investment account with an address outside the United States No. GE Interest Plus Corporate Notes are a security issued only in the United States. GE Interest Plus is available only to individuals who have an established residence in the U.S. Back to tog Does GE Interest Plus offer IRAs No. GE Interest Plus is not a retirement investment vehicle. Back to top Can I establish an investment with a Power of Attorney Yes. In order id add a Power of Attorney to an investment, we require the fallowing: 1. A Letter of Instruction signed by the Power of Attorney. The signature af the Power of Attorney must he guaranteed with a Signature Guarantee Medallion 2000 Stamp, which can bs obtained from a local tanking institution. 2. The Power of Attorney (PQA: documents, dated within the lastG months. (Note: If you are sending in the original PDA documents, these documents must tsar a notary stamp. If you are sending in a copy nf the PDA documents, this copy must also be guaranteed with a Signature Guarantee Medallion 2000 Stamp.} HOWTOCONTACTUS What is the address for mailing investments or letters GE Interest Plus P.O. Box6294 Indianapolis. IN 46209 Back to top GE Interest Plus 4000 Pendletan Way Indianapolis. Indiana 46226 5224 Backtc top Where do I wire money You can only wire money to us if you have an established investment. If you do. the wire instructions are as follows: GE Interest Plus TheHuntington National Bank Indianapolis. Indiana ABA #274070442 Includeyour 10 digit GE Interest Plus Investment Number Backtc top MANAGING YOUR INVE STMENT ONLINE OR OVERTHE PHONE How can I manage my investment via the Internet Once you receive your investment number, you will be able to rnanageyour investment onlinethrough our eService website. Once registered you may: View the principal amount of your investment and 12 months of transaction history • View most recent rate information • View Check Images • Obtain statements electronically Initiate a Quick Invest or Quick Redemption transaction (transfer money to and from your linked checking account; • Order checks • Change your password Backtc tec How secure is my information online To ensure security, we encrypt all information between your PC and GE Interest Plus. Using secured browsers and 12E bit encryption technology, you can he assured security is our number one priority In fact, 125 bit encryption is one of the highest levels of encryption currently available. 12S bit encryption is the process of scrambling information (typically for data transmission} so that only someone who hasthe correct encryption key can reassemble it in its original cleartext format. When used between you and GE Interest Plus, this encryption technology a Hows you to encode (or en crypt} your personal information as you send it to us. Only GE Interest Plus can decrypt it. Likewise, when we send personal or account information to you. this technology allows usto encode it, and only you can decode it. In the box below, you will be able to see whether the browser you are currently using has 12& bit encryption. If it is noted that your browser does not have 12S bt encryption, please go to the section labeled Download a browser with 123 bit encryption. It is essential that you upgrade your browser before you enter Online Access. You are currently using a compatible version 6.0 of Microsoft Internet Explorer with 123 bit encryption, which will allow you to access GE Interest Plus[1] Online Access There is no need to upgrade your

Back to top How do I download a browser with 123 bit encryption You can download a 122 bit browser by completing the steps below: If upgrading your Netscape browser, go to http://brow5er.netscape.com/n5SydownloadVdefault.isp. If you need assistance while downloading, please visit the Netscape Help area. If upgrading your Internet Explorer (IE) browser. Ccv;nlcad Microsoft Internet Explorer. Choose the version of IE you would like to download. Follow the easy steps found on the screen to complete the download process. If you need assistance while downloading, please visit the Microsoft Help area. Back to top How to I login to the Automated Voice Response Unit 1. Call us at 1 SQCI 433 44SQ and press 1 to access your investment information. The system will ask you to enter in your investment number. Because you are a first time user, you must establish a 6 to 10 digit Personal Identification Number (PIN). The system will ask you to enter in your Social Security Number followed by the birth date of the Primary Owner of the investment (the name listed first on the application}. 2. You will then be asked to establish and then confirm your PIN. After you do so you can access your investment by entering only your investment number and PIN. When you are logged into our Automated Telephone System, you will automatically hear your current investment amount and current interest rate information. Other menu items available to you include: • Press 1: To repeat your investment amount and rate information. • Press2: To initiate a Quick Invest or Quick Redemption transacticn. • Press 3: To hear information on your last E investments or last 5 redemptions. • Press 4: To reorder checks. • Press E : For information on another GE Interest Plus investment. • Press 0: To speak to a Service Representative. Backtc tec What Browsers does the GE Interest Plus website support In order to take advantage of the most advanced interactive technology and security measures. GE Interest Plus requires that you useoneofthe latest versions of your browser to access our secure transaction site. We support Microsoft Internet Explorer (version 5.0 or higher) and Netscape Navigator (version 6.1 or higher). If you need to update your browser, click on either of the following links: Internet Explorer: http ://w w w. micro so ft. co m/w in d o w s/ie/d ef a u It. htm Back to top What if I am having trouble logging in to Online Access Fcr assistance in logging on to our on line Online Access system, please call 1 SOO 433 44SO between S:30 AM and 7:00 PH ET, Monday through Friday (other than holidays), and speak with a Service Representative. Backtc tec Home Frequently Asked Questions Site Mac GE.ccm GECapital.ccm Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 SO0 43 4430. Yield reflects the annual rate of return on your investment. It ass umes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. The portion of your in vestment that is greater than 5 E Million will earn a rate of 25% and a yield of 25%

Personal Businesses |H GE Interest Plus H Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW Cunent Rote, C°ntQCt US Investment Rate Yield[1] Amount (o ) (LVb) Less than 51E 1.25 1.26 / 80Q A33 4480 sia 549,009 1.35 1.36 FirstName: f Represent a trv« a re available •LastName: \~ %U ET Rales may be reset weekly. E mair [~ Quick Links •Inquiry Type: I—Select an Option— •»! View Prospectus Apply Online Mail in Application ‘Questions/ Comments: Request a Kit by Mail SEC Filings jj AII fields are required. Send us a note: Mail to: GE Interest Plus P.O. BoxG294 Indianapolis. IN 4S2Q9 Talk to us: Call usioll free: 1 SQQ 433 44SQ Repre&entati/es. are available from &:3Q a.m. tn 7 p.m. Eastern Time Home| Contact Us Site Map GE.en.rn GECap’ital.cDm Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus Metes are net a money market fund, which is generally a diversified fund consisting of investment in snortterm debt securities of many companies. Unlike bank accounts and certificates ofdsposit, GE Interest Plus is not an FDIC insured deposit. GE Interest Plus is not guaranteed under the FD IC’s Tempo rary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Ptease seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus} [Registration Statement No. 332 1604S7] with the SEC for the offering to which this communication relates. Eleforeyou invest, you should read the prospectus in that registration statement and other do currents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or b y clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request rt by clicking here or calling toll free 1 &QO 432 44SQ. Veld reflects the annual rate of return on your investment. It assumes that interest is accrued daity and posted rnonthfy. and that there are no additional investments or redemptions. The portion of your in vestment that is greater than 5E Million will earn a rate of 2E % and a yield of 2E %.

Personal Busin &s&&s HI GE Interest Plus H Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST NOW This new eService site will introduce a more secure way to login to your investment. You will be required to registerforournewGE Interest Plus eService site. During registration you will establish a username. password and select security questions and answers. Your previous login and password will no longer be applicable. To avoid any interruption in your ability to manage your investment online, make sure you have an email address on file with us. You can do so easily by logging in to Online Access today and reviewing the message at the top of the investment summary screen: • Ifvou don’t have an email address on tile, click on the appropriate link and follow the instructions provided. • Ifvou have an email address onfile,you:ll see your current email address. If it isn’t correct, simply click on the appropriate link and follow the instructions provided. GE Interest Plus looks forward to improving your online experience! Site Map GE.com GECapital.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 332 16Q4S7] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 &QQ 432 44SQ. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. The portion of your in vestment that is greater than £E Million will earn a rate of 2E % and a yield of 25%.